UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018

Cocrystal Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38418	35-2528215
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1860 Montreal Rd, Tucker, GA	30084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 892-8800

(Former name or former address, if changed since last report.):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2018, Cocrystal Pharma, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg”), Barrington Research Associates, Inc. (“Barrington”), and A.G.P./Alliance Global Partners (“AGP,” and together with Ladenburg and Barrington, the “Sales Agents”), pursuant to which the Company may issue and sell over time and from time to time, to or through the Sales Agents, up to $10,000,000 of shares of the Company’s common stock (the “Shares”).

Sales of the Shares, if any, may be made in negotiated transactions or transactions that are deemed to be an “at-the-market offering” as defined in Rule 415 under the Securities Act of 1933 (the “Securities Act”), including without limitation sales made directly on The Nasdaq Stock Market, on any other existing trading market for the Company’s common stock or to or through a market maker. The Sales Agents will use commercially reasonable efforts to sell on our behalf all of the Shares requested to be sold by the Company, consistent with their normal trading and sales practices, subject to the terms of the Distribution Agreement. Under the Distribution Agreement, the Sales Agents will be entitled to compensation of up to 2.0% of the gross proceeds from the sales of Shares sold by them under the Distribution Agreement.

Ladenburg has a “conflict of interest” within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121(f)(5)(B) in this offering because Dr. Phillip Frost beneficially owns more than 10% of our common equity and more than 10% of the common equity of Ladenburg’s parent, Ladenburg Thalmann Financial Services, Inc. Dr. Frost is also a director of ours and chairman of the board of Ladenburg Thalmann Financial Services, Inc. Due to this conflict of interest, Barrington Research is acting as a “qualified independent underwriter” in accordance with FINRA Rule 5121.

The Shares are being offered and sold pursuant to a base prospectus dated October 10, 2017, as supplemented by a prospectus supplement dated July 19, 2018, in each case filed with the Securities and Exchange Commission (the “Commission”) as part of the Company’s effective Registration Statement on Form S-3 (File No. 333-220632) (the “Registration Statement”), which was initially filed with the Commission on September 26, 2017 and declared effective on October 10, 2017. Interested investors should read the Registration Statement, the base prospectus and the prospectus supplement and all documents incorporated therein by reference.

The Distribution Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the material terms of the Distribution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The Distribution Agreement has been included to provide investors and security holders with information regarding its terms and conditions. The representations, warranties and covenants contained in the Distribution Agreement were made only for purposes of that agreement and as of specific dates, and were solely for the benefit of the parties to the Distribution Agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Distribution Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities. The Registration Statement relating to these securities has been filed with the Commission and is effective. Copies of the prospectus supplement and base prospectus relating to the offering may be obtained when available by contacting Ladenburg Thalmann & Co. Inc., Attention: Prospectus Department, 277 Park Avenue, 26th Floor, New York, New York 10172, by calling (212) 409-2000, or by visiting EDGAR on the Commission’s website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

1.1	Equity Distribution Agreement, dated July 19, 2018*

5.1	Opinion of Nason Yeager Gerson White & Lioce, P.A., regarding validity of the securities to be issued.

23.1	Consent of Nason Yeager Gerson White & Lioce, P.A. (included in Exhibit 5.1).

* Exhibits have been omitted. The Company hereby agrees to furnish to the Commission upon request any omitted exhibit to the Equity Distribution Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cocrystal Pharma, Inc.

Date: July 20, 2018	By:	/s/ James Martin
	Name:	James Martin
	Title:	Chief Financial Officer